Exhibit 5.1
December 1, 2006
Raven Industries, Inc.
205 E. 6th Street
P.O. Box 5107
Sioux Falls, SD 57117-5107
          Re: Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted on behalf of Raven Industries, Inc. (the “Company”) in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission relating to the registration of an aggregate of 50,000 shares (the “Shares”) of Common Stock, $1.00 par value, issued or to be issued by the Company, pursuant to the terms of the Company’s Deferred Stock Compensation Plan (the “Plan”). Upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes hereof, it is our opinion that the Shares, when issued as contemplated by the Plan, and when delivered in the manner contemplated by the Plan, will be validly issued, fully paid and non-assessable.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Maslon Edelman Borman & Brand, LLP

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